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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 17, 2008

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HSBC USA INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-7436

Maryland	13-2764867
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
452 Fifth Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                    (716) 841-2424

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

HSBC USA Inc. (the “Registrant”) has elected to participate in the Temporary Liquidity Guarantee Program established by the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to 12 C.F.R. Part 370 (the “TLG Program”). In connection with the issuance of the Notes described below, the Registrant entered into a Fifth Supplemental Indenture, dated as of December 17, 2008 (the “Fifth Supplemental Indenture”), to the Indenture, dated as of March 31, 2006 (the “Indenture”), between the Registrant and Deutsche Bank Trust Company Americas, as trustee, which, among other things, incorporates certain provisions governing the Notes that are to be subject to the FDIC’s guarantee under the TLG Program.

On December 17, 2008, the Registrant issued $350,000,000 aggregate principal amount of Floating Rate Guaranteed Notes under the TLG Program (the “Notes”). The Notes were issued pursuant to the Fifth Supplemental Indenture to the Indenture in the form filed as Annex A to the Fifth Supplemental Indenture filed as Exhibit 4.20 hereto.

The offering of the Notes is registered as part of a Registration Statement on Form S-3 (No. 333-133007), which was filed on April 5, 2006. The exhibit filed with this Current Report on Form 8-K is being filed in connection with that registration statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.20

Fifth Supplemental Indenture to the Indenture, dated as of

December 17, 2008, among HSBC USA Inc., Deutsche Bank

Trust Company Americas, as Trustee, and Wells Fargo

Bank, National Association, as Series Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC USA INC.
By:	/s/ Mick Forde Mick Forde Senior Vice President, Deputy General Counsel - Corporate and Assistant Secretary

Dated: December 17, 2008

Exhibit Index

Exhibit No.	Description
4.20

Fifth Supplemental Indenture to the Indenture, dated as of

December 17, 2008, among HSBC USA Inc., Deutsche Bank

Trust Company Americas, as Trustee, and Wells Fargo

Bank, National Association, as Series Trustee.

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